UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 332-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ultralife Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on June 9, 2011 for the sole purpose of disclosing the Company’s decision regarding the frequency with which it will include shareholder advisory votes on the compensation of its named executive officers (“Say-on-Pay-Vote”) in future annual meetings of shareholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, at the annual meeting of shareholders held on June 7, 2011, a plurality (the largest number) of the Company’s shareholders voted, on an advisory basis, in favor of holding a Say-on-Pay Vote triennially, which was also the recommendation of the Company’s Board of Directors.  In light of this advisory vote, the Company’s Board of Directors has determined that future Say-On-Pay Votes will be held triennially until the next required advisory vote on the frequency of such Say-On-Pay Votes. Accordingly, the next Say-On-Pay Vote will occur at the Company’s 2014 annual meeting of shareholders. The next required advisory vote on the frequency of our Say-On-Pay Votes will occur no later than the Company’s 2017 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2011	ULTRALIFE CORPORATION
/s/ Peter F. Comerford

Peter F. Comerford
Vice President of Administration &
General Counsel